UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Motorsport Games Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

Notice of Annual Meeting of Stockholders

to be held on June 11, 2024

To Our Stockholders:

The 2024 annual meeting of stockholders of Motorsport Games Inc. (the “Company”) will be held on June 11, 2024, 11:00 am, local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137, for the following purposes:

1.	To elect one Class II director of the Company, who shall be an independent director as defined by applicable rules, to serve for a two-year term expiring in 2026.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The board of directors of the Company has fixed April 19, 2024 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at www.proxyvote.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

/s/ Stephen Hood
Stephen Hood,
Chief Executive Officer and President

Miami, Florida

April 19, 2024

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

PROXY STATEMENT

INTRODUCTION

General

Motorsport Games Inc. (the “Company,” “we,” “us,” or “our”) is a Delaware corporation with its principal executive offices located at 5972 NE 4th Avenue, Miami, Florida 33137. The Company’s telephone number is (305) 507-8799. Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the “Internet Notice”). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice. The Internet Notice is first being sent to stockholders on or about April 23, 2024. The proxy statement and the form of proxy relating to the annual meeting are first being made available to stockholders on or about April 23, 2024.

The 2023 annual meeting of stockholders will be held on June 11, 2024, at 11:00 am, local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2023 (which includes our audited financial statements for the two fiscal years ended December 31, 2023 and December 31, 2022) is accessible via the Internet at our web site (http://www.motorsportgames.com), and copies of the annual report will be provided to any stockholder promptly upon request. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect one Class II director of the Company, who shall be an independent director as defined by applicable rules, to serve for a two-year term expiring in 2026.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Voting Procedures

Proxies in the form attached, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form.

In voting by proxy with regard to the election of one Class II director to serve until the 2026 annual meeting of stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. Please see Proposal 1 set forth later in this proxy statement.

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In voting by proxy in regard to the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, shareholders may vote for or against or abstain from voting. Please see Proposal 2 set forth later in this proxy statement.

Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company’s director nominees and (ii) FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Please see Proposals 1, and 2 set forth later in this proxy statement. Sending in a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person, since the proxy is revocable.

Any stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on April 19, 2024, the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting, the Company’s outstanding voting securities consisted of 2,722,728 shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of the Company and 700,000 shares of Class B common stock, $0.0001 par value per share, of the Company (“Class B Common Stock”). Holders of Class A Common Stock are entitled to one vote per share. Holder of Class B Common Stock is entitled to ten votes per share.

No Appraisal Rights

The Company’s stockholders do not have any “appraisal” or “dissenters’” rights in connection with any proposal.

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CORPORATE GOVERNANCE

Director Independence

The Company’s board of directors (the “Board”) currently includes three nonemployee, independent members – Andrew P. Jacobson, John Delta and Navtej Singh Sunner. Each of Messrs. Jacobson, Delta and Sunner is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as all three members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the “Commission”). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board’s audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics and Business Conduct by posting such information on our Internet website at http://www.motorsportgames.com. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 5972 NE 4th Avenue, Miami, Florida 33137, telephone number (305) 507-8799, e-mail address investors@motorsportgames.com.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 19, 2024 for:

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock and Class B common stock (by number or by voting power);

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Applicable percentage ownership before the offering is based on 2,722,728 shares of our Class A Common Stock and 700,000 shares of our Class B Common Stock outstanding as of April 19, 2024.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days of the date of April 19, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

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Unless otherwise indicated, the address of all listed stockholders is c/o Motorsport Games Inc., 5972 NE 4th Avenue, Miami, FL 33137.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
5% Stockholders:
Driven Lifestyle Group LLC (2)	1,480,385	54.37%	700,000	100%	87.22%
Directors and Named Executive Officers:
John Delta (3)	8,343	0.31%	—	—	0.09%
Andrew P. Jacobson (4)	13,158	0.48%	—	—	0.14%
Navtej Singh Sunner (5)	13,158	0.48%	—	—	0.14%
Dmitry Kozko (6)	26,823	0.98%	—	—	0.28%
Jason Potter	—	—	—	—	—
Stephen Hood (7)	24,179	0.88%	—	—	0.25%
Stanley Beckley
Directors and executive officers as a group (5 persons)	58,838	2.15%	—	—	0.62%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Capital Stock—Common Stock” for additional information about the voting rights of our Class A and Class B common stock.

(2) Consists of shares held of record by Driven Lifestyle Group LLC (formerly known as Motorsport Network). Mike Zoi is the manager of Driven Lifestyle Group LLC and has sole voting and dispositive power with respect to the shares held by Driven Lifestyle Group LLC.

(3) Includes 8,343 shares vested on, or vesting within 60 days of, April 19, 2024 issuable upon exercise of stock options granted under the Plan to John Delta, a director of the Company.

(4) Includes 13,158 shares vested on, or vesting within 60 days of, April 19, 2024 issuable upon exercise of stock options granted under the Plan to Andrew P. Jacobson, a director of the Company.

(5) Includes 13,158 shares vested on, or vesting within 60 days of, April 19, 2024 issuable upon exercise of stock options granted under the Plan to Navtej Singh Sunner, a director of the Company.

(6) Includes 24,790 vested shares issuable upon exercise of stock options granted to Dmitry Kozko, our former Chief Executive Officer under his employment agreement, as amended, with the Company outside of the Plan.

(7) Includes 24,179 shares vested on, or vesting within 60 days of, April 19, 2024 issuable upon exercise of stock options granted under the Plan to Stephen Hood, the Chief Executive Officer and President of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of April 19, 2024 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Stephen Hood	46	Chief Executive Officer and President
Stanley Beckley	41	Interim Chief Financial Officer
John Delta	61	Director
Andrew P. Jacobson	52	Director
Navtej Singh Sunner	53	Director

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The Board consists of three members. In accordance with the Company’s certificate of incorporation, the Board is divided into two classes with staggered two-year terms. Subject to the rights of the holders of any series of the Company’s preferred stock then outstanding, each director will serve for a term ending on the date of the second annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I will serve for a term expiring at our first annual meeting of stockholders held following the effectiveness of the Company’s certificate of incorporation on January 8, 2021. Each director initially assigned to Class II shall serve for a term expiring at the Company’s second annual meeting of stockholders held after the effectiveness of the Company’s certificate of incorporation. The term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

Our directors are divided among the two classes as follows:

● the Class I directors are Messrs. Jacobson and Sunner, whose terms will expire on the date of the second annual meeting of stockholders of the Company following the 2023 annual meeting of stockholders and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company.

● the Class II director is Mr. Delta, whose term will expire at the second annual meeting of stockholders to be held following the 2024 annual meeting of stockholders and until his respective successors is elected and qualified or as otherwise provided in the bylaws of the Company.

Executive officers serve at the discretion of the Board.

Stephen Hood, Chief Executive Officer and President. Mr. Hood has served as our Chief Executive Officer and President from April 19, 2023. Mr. Hood served as a business development consultant to Speed Capital Ltd. from October 2022 to April 2023. Mr. Hood served as the Company’s President from April 2019 to January 2022. Mr. Hood has also served as President of Motorsport Games Limited, our UK subsidiary, from February 2020 to January 2022 and as a director of 704Games from September 2018 to January 2022. Previously, Mr. Hood served as Head of Esports for Autosport Media UK Limited, a subsidiary of Motorsport Network, from July 2018 to March 2019. Prior to joining Motorsport Network, Mr. Hood served as Executive Producer at Dovetail Games, a UK-based producer of digital hobbies, from September 2016 to May 2018 and as a Creative Director from December 2014 to September 2016. Mr. Hood was employed at Codemasters, a British video game developer and publisher, as Creative Director from November 2011 to December 2013 and as Chief Game Designer from March 2009 to November 2011. Prior to that, Mr. Hood was Design Manager at Ideaworks Game Studio, a British video game developer, from August 2006 to October 2008 and a Senior Designer at renowned British developer Lionhead Studios Limited from 2004 to 2006. He also has held various positions as Design Director and Design Manager with other video game producers. Mr. Hood is a BAFTA award winning developer (Best Simulation, The Movies and Best Sports Game, Formula One 2010) with particular expertise in building creative teams and designing and managing the development of complex video game projects and services.

Dmitry Kozko, former Chief Executive Officer. Mr. Kozko served as our Chief Executive Officer from January 2020 to April 19, 2023 and has served as Executive Chairman from December 2020 to April 19, 2023. On April 14, 2023, the Company’s board of directors determined to terminate Mr. Kozko’s employment with the Company as its Chief Executive Officer without “Cause” (as such term is defined in Mr. Kozko’s employment agreement) effective as of April 19, 2023. In connection with Mr. Kozko’s termination, the Company’s board of directors appointed Stephen Hood as the Company’s new Chief Executive Officer and President. Between November 9, 2022 and March 20, 2023, Mr. Kozko has served as our Interim Chief Financial Officer. A technology entrepreneur and author of more than two dozen patents, Mr. Kozko joined Motorsport Games from its parent company, Driven Lifestyle Group LLC in January 2020, having held the positions of Senior VP of Operations and then COO at Driven Lifestyle Group LLC since November 2018. Prior to joining Driven Lifestyle Group LLC in January 2018, Mr. Kozko was the CEO of Ultracast, a live 360° video and virtual reality platform, and President of IC Realtime, a digital surveillance manufacturer, from February 2014 to November 2018. Mr. Kozko still currently serves as a member of the board of IC Realtime. Mr. Kozko formerly served as the President and Director of Net Element, Inc. (Nasdaq: NETE), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment, from December 2010 until February 2014 after taking Net Element public and completing the acquisition and integration of Unified Payments, a provider of transaction processing services and payment enabling technologies that was recognized by Inc. Magazine as the fastest growing private company in the United States in 2012. We believe that Mr. Kozko is qualified to serve on the Board because of his extensive leadership and technology experience.

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Mr. Beckley, Interim Chief Financial Officer. Mr. Beckley has served as our Interim Chief Financial Officer from November 8, 2023. Mr. Beckley initially joined Driven Lifestyle Group LLC (formerly Motorsport Network, LLC), the majority stockholder of the Company, in February 2021 as its Chief Accounting Officer – a role he will continue to serve in. Mr. Beckley has over eighteen years of experience in leading finance and accounting teams and working on technical accounting matters. Prior to joining Driven Lifestyle Group LLC, Mr. Beckley spent nine years with KPMG as a Senior Manager in its Audit Practice and almost four years working as a Corporate Controller for H.I.G. Capital, a global private equity firm headquartered in Miami. More recently, Mr. Beckley was the Chief Financial Officer for CDR Companies, a national firm that provides consulting, emergency management, and disaster health and medical services. He graduated with Bachelor’s and Master’s degrees in Accounting with honors from Florida International University and holds active Certified Public Accounting licenses in the states of Florida and Virginia. Mr. Beckley is also a certified Fraud Examiner and a Chartered Certified Accountant.

Jason Potter, former Chief Financial Officer. Jason Potter served as our Chief Financial Officer from March 20, 2023 to November 8, 2023. On November 3, 2023, Jason Potter resigned as our Chief Financial Officer, effective as of November 8, 2023. Effective November 8, 2023, Stanley Beckley was appointed as our Interim Chief Financial Officer. Jason Potter joined Driven Lifestyle Group LLC, the majority stockholder of the Company, in September 2021. Since September 2022, he has performed the functions of Chief Accounting Officer of the Company under a shared service agreement between the Company and Driven Lifestyle Group LLC. In addition, Mr. Potter has served as the Company’s Secretary and Treasurer since January 26, 2023. Prior to joining Driven Lifestyle Group LLC, Mr. Potter held the position of Director in the audit practice of PricewaterhouseCoopers LLP (PwC) between June 2018 and September 2021, and Senior Manager in PwC’s national office between June 2016 and June 2018. He holds an active Certified Public Accountant (CPA) license in the state of Oregon, is a Fellow Chartered Accountant of the Institute of Chartered Accountants England & Wales and graduated from Cardiff University in 2007 with an undergraduate degree in Journalism, Film & Media.

John Delta has served as a member of the Board since November 9, 2022. Beginning on October 4, 2022 and through his resignation on November 9, 2022, Mr. John Delta, 60, has served as our part-time Interim Chief Financial Officer. Mr. Delta has been Managing Partner for the Mid-Atlantic Region of TechCXO, LLC, a provider of outsourced C-Suite executives to high-tech companies since November 2016. Prior to TechCXO, he worked for several private equity-backed companies, including serving as Chief Operating Officer for Management CV Inc. from February 2011 to June 2016; Co-Founder and Chief Financial Officer for JJAB Holdings, LLC from February 2010 to February 2011; Chief Financial Officer for Edison Worldwide from December 2008 to January 2010; Chief Financial Officer for DoublePositive Marketing Group, Inc. from March 2006 to October 2008; Executive Vice President and Global Head of Operations for Hemscott Group PLC from October 2003 to December 2005; Vice President, General Manager for The Nasdaq Stock Market, including as Vice President of Interactive Services. Earlier in his career, he was a consultant at McKinsey & Co. and Deloitte & Touche in the Financial Strategies practice. Mr. Delta earned a bachelor’s degree and an MBA from the University of Virginia.

Andrew P. Jacobson has served as a member of the Board since December 23, 2022. From 2019 to 2024, Mr. Jacobson served as the Vice President of Automotive Client Development, Digital Media Solutions of Epsilon, an outcome-based marketing company. Mr. Jacobson is also a founding partner of Lakeview Midwest, L.L.C. (2016 to present), a consulting company focused on advising investors, media companies, ad tech firms, manufacturers and advertisers on all aspects of digital media management, marketing, and sales. Additionally, from 2017 to 2019, Mr. Jacobson served as the Senior Vice President of National Sales of Cars.com, an online automotive shopping platform, Vice President of Client Development of Conversant LLC, an ad tech and media company from 2016 to 2017, and Global Vice President of Sales of VerticalScope Inc., a social media publisher from 2012 to 2016, along with a variety of sales and marketing roles from 2000 to 2004 for Ford Motor Company, Jaguar N.A. and Lincoln Mercury. Mr. Jacobson received a B.A. in Economics from Pomona College and an M.B.A., Marketing and Organization Behavior from the Kellogg School of Management at Northwestern University.

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Navtej Singh Sunner has served as a member of the Board since January 12, 2023. Mr. Sunner is a highly experienced lawyer and business development expert immersed in the video games industry. After qualifying as a lawyer with Pinsent Masons, he spent several years as Head of Legal at Codemasters as well as General Counsel at Mastertronic Group. Following a further period practicing law as Co-Head of Interactive Entertainment for Osborne Clarke and, subsequently, as Head of Computer Games for Wiggin, Mr. Sunner worked with Japanese games company GREE. Mr. Sunner then spent time as Commercial Director for a games studio at Microsoft as well as being on the Board of esports company EGL. Currently, in addition to his video game consultancy “Navatron,” Mr. Sunner is a Director at mmo games company Vavel. Nav’s long career in the video games industry has included extensively being involved with legal and business issues relating to racing games. Mr. Sunner received an LLM in Intellectual Property Law from King’s College London in 1996 and an LLB from School of Legal Studies, University of Wolverhampton in 1993.

Board Diversity Matrix

MSGM – Board Diversity Matrix (as of Mar 27, 2023)
	Female	Male
Total Number of Directors	4
Part I: Gender Identity
Directors	0	4
Part II: Demographic Background
American Indian or Alaskan Native	0	0
Asian	0	1
Black or African American	0	0
Hispanic or Latino	0	0
Native Hawaiian or Pacific Islander	0	0
White	0	3
Two or More Races	0	0

MSGM – Board Diversity Matrix (as of Mar 27, 2024)
	Female	Male
Total Number of Directors	3
Part I: Gender Identity
Directors	0	3
Part II: Demographic Background
American Indian or Alaskan Native	0	0
Asian	0	1
Black or African American	0	0
Hispanic or Latino	0	0
Native Hawaiian or Pacific Islander	0	0
White	0	2
Two or More Races	0	0

Board Leadership Structure

The Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its stockholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

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Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board’s primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings and Committees of the Board

The Board of Directors held thirty-four meetings and acted by unanimous written consent in lieu of a meeting ten times during the fiscal year ended December 31, 2023. All directors attended 75% or more of the aggregate of the total number of the meetings of the Board of Directors in 2023 and the total number of meetings held by all committees of the Board of Directors on which such directors served in 2023. The Board currently includes three nonemployee, independent members – John Delta, Andrew P. Jacobson and Navtej Singh Sunner. Each of Messrs. Delta, Jacobson and Sunner is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as all three of the three members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On January 5, 2021, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com.

The audit committee held six meetings during the fiscal year ended December 31, 2023.

The compensation held four meetings and acted by unanimous written consent in lieu of a meeting three times during the fiscal year ended December 31, 2023.

The nominating and governance committee held two meetings and acted by unanimous written consent in lieu of a meeting once during the fiscal year ended December 31, 2023.

The Board has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is currently comprised of John Delta (audit committee chairman), Andrew P. Jacobson and Navtej Singh Sunner. The audit committee’s responsibilities and other matters related to the audit committee are discussed below under “Audit Committee Report.”

Messrs. Delta, Jacobson and Sunner serve on the compensation committee of the Board. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company. The compensation committee may not delegate any authority with respect to the above-described responsibilities to other persons other than to one or more subcommittees of the compensation committee comprised of one or more members of the compensation committee. The Company’s executive officers do not have any role in determining or recommending the amount or form of executive and director compensation.

Messrs. Delta, Jacobson and Sunner serve on the nominating and governance committee of the Board. The nominating and governance committee’s responsibilities and other matters related to the nominating and governance committee are discussed below under “Director Nominations.”

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Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of stockholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company’s industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board’s stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee’s policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The nominating and governance committee will consider director candidates recommended by stockholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Stockholder recommendations must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. In order to ensure review and consideration of any stockholder’s recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company’s officers, directors, stockholders and other appropriate third parties.

In 2023, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

Executive Compensation

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined under Item 10(f) of Regulation S-K. In accordance with these rules, our “named executive officers” for fiscal year 2023 were:

●	Stephen Hood, our Chief Executive Officer and President
●	Dmitry Kozko, our former Chief Executive Officer;
●	Stanley Beckley, our Interim Chief Financial Officer; and
●	Jason Potter, our former Chief Financial Officer.

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2023 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years indicated below.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)		All Other Compensation	Total
Dmitry Kozko(2)	2023	$569,669	$50,000	$-	$-		$10,387	$630,056
Former Chief Executive Officer	2022	$554,999	$-	$-	$147,670	(5)	$30,596	$733,265
Jason Potter (3)	2023	$73,254	$10,000	$-	$-		$10,135	$93,389
Former Chief Financial Officer	2022	$-	$-	$-	$-		$-	$-
Stephen Hood(4)	2023	$170,884	$-	$-	$-		$3,079	$173,963
Chief Executive Officer and President	2022	$122,906	$-	$-	$65,905	(6)	$80,670	$269,481
Stanley Beckley (8)	2023	$30,580	$-	$-	$-		$700	$31,280
Interim Chief Financial Officer	2022	$-	$-	$-	$-		$-	$-

(1) The amounts represent the aggregate grant date fair value of stock awards or option awards, as applicable, computed in accordance with ASC Topic 718. The assumptions used to calculate the grant date fair values of such awards are set forth in Note 11 – Share-Based Compensation in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect our calculation of the grant date fair value of these awards and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

(2) Mr. Kozko was appointed to serve as our Chief Executive Officer effective January 1, 2020. In September 2022, Mr. Kozko’s salary was reduced by 35% as part of the 2022 Restructuring Program. Mr. Kozko was terminated as the Company’s Chief Executive Officer effective April 19, 2023.

(3) Mr. Potter was appointed to serve as our Chief Financial Officer effective March 20, 2023. Mr. Potter resigned as our Chief Financial Officer effective as of November 8, 2023.

(4) Mr. Hood was appointed to serve as our President effective April 1, 2019. On January 21, 2022, the Company notified Stephen Hood that his position will be eliminated effective January 21, 2022. Mr. Hood received the following separation payments: £43,750 in lieu of his entitlement to 3 months’ termination notice, £37,019 in lieu of accrued but untaken holiday pay and an £60,000 ex gratia settlement payment which includes statutory redundancy as required under the law of England & Wales. Mr. Hood was appointed as our Chief Executive Officer and President from April 19, 2023. Mr. Hood was paid in pound sterling for fiscal year 2022 and 2023. The amounts included in table above for Mr. Hood for fiscal year 2022 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2022 (approximately 1 pound sterling = 1.3445 U.S. dollars). The amounts included in table above for Mr. Hood for fiscal year 2023 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2023 (approximately 1 pound sterling = 1.2544 U.S. dollars).

(5) Option awards were issued to Mr. Kozko during the year ended December 31, 2022 that had an aggregate grant date fair value of $147,670.

(6) Option awards were issued to Mr. Hood during the years ended December 31, 2022 that had an aggregate grant date fair value of $65,905. The awards granted in 2022 have a strike price of $39.40. The awards granted to Mr. Hood in 2022 have been either cancelled or forfeited following Mr. Hood’s departure from the Company in January 2022, while the awards granted in 2021 continue to be held by Mr. Hood, subject to vesting set forth in each such award. No awards were exercised by Mr. Hood during the years ended December 31, 2023 and December 31, 2022.

(8) Effective November 8, 2023, Stanley Beckley was appointed as our Interim Chief Financial Officer.

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Elements of the Company’s Executive Compensation Program

For fiscal years 2022 and 2023, the compensation for our named executive officers generally consisted of a base salary, a discretionary cash bonus, standard employee benefits and, for our named executive officer in the United Kingdom, a Company contribution to a defined contribution plan retirement plan. We may also grant other equity awards and cash bonuses as part of our executive compensation program for named executive officers, as determined by the Board or our compensation committee.

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. Base salaries may also be increased as required under the terms of a named executive officer’s employment agreement, as applicable.

Cash Bonus

From time to time the Board or compensation committee may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate.

Equity Compensation

In connection with the Company’s IPO, we adopted the Motorsport Games Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which became effective immediately prior to the consummation of the Company’s IPO, in order to facilitate the grant of equity awards to our employees, consultants, and directors for the purposes of obtaining and retaining services of these individuals, which we believe is essential to our long-term success. On November 10, 2022, as a result of the reverse stock split of the Company’s outstanding shares of Class A and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), the Company amended and restated the 2021 Plan to reflect, pursuant to the provisions of Section 10.1 of the 2021 Plan, the proportionate adjustment to the number of shares of Company’s Class A Common Stock authorized for issuance under the 2021 Plan from 1,000,000 shares of Class A common stock to 100,000 shares using the same 1-for-10 ratio used to consummate the Reverse Stock Split. In connection with such amendment, pursuant to Section 10.2 of the 2021 Plan, the Board proportionally adjusted the number of shares of Class A Common Stock subject to outstanding plan awards and the exercise price per share of Class A Common Stock of each such award to reflect the impact of the Reverse Stock Split. No other modifications or amendments were made to the 2021 Plan. Such Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan is referred to herein as the “Plan.” For additional information about the Plan, see “Incentive Compensation Plan” below.

No Hedging

The Company’s insider trading compliance program prohibits members of the Board, named executive officers and all other employees, consultants and contractors subject to the Company’s insider trading compliance program from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities.

Other Elements

We provide various employee benefit programs to our named executive officers, including health and life insurance benefits, which are generally available to all of our employees. We also currently maintain a 401(k) retirement savings plan for our U.S. employees, including our U.S.-based named executive officers, who satisfy certain eligibility requirements, and a similar retirement savings plan for our employees in the United Kingdom.

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2023 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards at the end of the Company’s fiscal year 2023 for the “named executive officers”:

	Number of securities underlying unexercised options - exercisable	Number of securities underlying unexercised options - unexercisable		Option exercise price ($)	Option Grant Date	Option Expiration Date

Dmitry Kozko	20,333	-	(1)	200.00	1/12/21	1/13/31
	4,458	-	(2)	238.60	6/18/21	6/18/31
Jason Potter	-	-		-	-	-
Stephen Hood	1,179	-	(2)	200.00	1/12/21	1/13/31
Stanley Beckley	-	-		-	-	-

(1) Options issued vested immediately upon the grant.

(2) Options issued vest ratably over a three-year period, beginning on the first anniversary of the date of issuance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Jason Potter, former Chief Financial Officer	1	0	0

Equity Compensation Plan Table

The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	47,626	$278.61	47,605
Equity compensation plans not approved by stockholders	-	-	-
Total	47,626	$278.61	47,605

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Director Compensation

The Board has adopted a non-employee director compensation policy, which became effective immediately prior to the consummation of the Company’s IPO. Under the non-employee director compensation policy, our non-employee directors are eligible to receive compensation for service on the Board and committees of the Board as follows:

● Each non-employee director shall be entitled to receive $25,000 annually as a cash retainer for their board service, with additional annual cash retainers of (i) $2,000 for each member of our compensation committee or nominating and governance committee other than the chairman of each of these committees; (ii) $5,000 for the chairman of our compensation committee or nominating and governance committee; (iii) $8,000 for each member of our audit committee other than the chairman of this committee; and (iv) $16,000 for the chairman of our audit committee. All cash retainers are paid quarterly in arrears.

● Additionally, each non-employee director shall receive an annual stock option award under the Plan to purchase such number of shares of our Class A common stock that will equal $75,000 divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest one year from the date of grant. Upon the occurrence of certain corporate events, including a change of control of the Company, all such stock option awards will immediately vest.

Our non-employee directors are entitled to reimbursement of ordinary, necessary and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event our non-employee directors are required to attend greater than four in-person meetings or 12 telephonic meetings during any fiscal year, such non-employee directors shall be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 12 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table further summarizes the compensation paid to the Company’s non-employee directors for service as a director during 2023:

Director Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Stock awards ($) (1)	Total ($)
John Delta, director (2)	46,707	31,029	-	77,736
Navtej Singh Sunner (3)	37,712	13,158	-	50,870
Andrew P. Jacobson, director (4)	40,000	13,158	-	53,158

(1) The amounts represent the aggregate grant date fair value of stock awards or option awards, as applicable, computed in accordance with ASC Topic 718. The assumptions used to calculate the grant date fair values of such awards are set forth in Note 11 – Share-Based Compensation in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect our calculation of the grant date fair value of these awards and do not necessarily correspond to the actual value that may ultimately be realized by the director.

(2) At the end of the fiscal year ended December 31, 2023, John Delta had (i) no stock awards and (ii) 31,250 unvested and 8,343 vested option awards outstanding.

(3) At the end of the fiscal year ended December 31, 2023, Navtej Singh Sunner had (i) no stock awards and (ii) 13,158 unvested option awards outstanding.

(4) At the end of the fiscal year ended December 31, 2023, Andrew P. Jacobson had (i) no stock awards and (ii) 13,158 unvested option awards outstanding.

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Executive Employment Arrangements

Severance Pursuant to Employment Agreement with Dmitry Kozko

On April 14, 2023, the board of directors of the Company determined to terminate the Company’s current CEO Dmitry Kozko’s employment with the Company without “Cause” (as such term is defined in Mr. Kozko’s employment agreement, as amended, with the Company) effective as of April 19, 2023. Upon such termination, Mr. Kozko was entitled to the severance pursuant to the terms of his employment agreement, effective as of January 1, 2020, as amended. Mr. Kozko’s employment agreement and the amendments thereto were disclosed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed on December 18, 2020, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2022.

Pursuant to Mr. Kozko’s employment agreement, due to termination of Mr. Kozko’s employment during the term of the employment agreement without “Cause” (as such term is defined in such employment agreement), Mr. Kozko was entitled to (i) payment of any unpaid base salary, (ii) continuation of payment of his base salary of $546,364 from the effective date of such termination to the earlier of expiration of 12 months after the date of such termination or to the end of the term of the employment agreement and (iii) reimbursement of his business expenses if any are then due. In addition, upon such termination, all of Mr. Kozko’s (if any) unvested stock awards or stock option awards pursuant to our equity incentive plans (including the Plan) were deemed vested on the effective date of such termination. Mr. Kozko’s vested stock options issued pursuant to the Plan were forfeited by Mr. Kozko.

In addition, pursuant to Mr. Kozko’s employment agreement, upon Mr. Kozko’s employment termination (1) all earned but not yet vested stock options issued pursuant to the Additional CEO Incentive, as described in Mr. Kozko’s employment agreement, as amended, with the Company, vested effective upon such termination and (2) the vested shares and/or stock options issued pursuant to the Additional CEO Incentive were not forfeited by Mr. Kozko.

Offer Letter with Stanley Beckley

In connection with Mr. Beckley’s appointment as the Company’s Interim Chief Financial Officer, on November 8, 2023, the Company and Mr. Beckley entered into an offer letter (the “Beckley Offer Letter”). Pursuant to the Beckley Offer Letter, Mr. Beckley will receive an annual base salary equal to $230,000. Mr. Beckley will be eligible, subject to performance metrics, for an annual bonus of $20,000 bonus payable on March 31 of the year following the calendar year for which the annual bonus was earned. Mr. Beckley will be first eligible for the annual bonus payment on March 31, 2024, subject to pro-ration for time served in calendar year ended December 31, 2023, and achieving performance metrics as set by the Company.

Employment Agreement with Stephen Hood

On June 26, 2018, Stephen Hood entered into an employment agreement with Autosport Media UK Limited, a subsidiary of Driven Lifestyle Group LLC, to serve as Head of eSports. On April 5, 2019, the parties agreed that Mr. Hood would transition to President of Motorsport Games, effective April 1, 2019. On October 1, 2020, Mr. Hood entered into a new employment agreement with our UK subsidiary, Motorsport Games Limited, to serve as President of Motorsport Games, which replaced Mr. Hood’s prior employment agreement. Pursuant to this new employment agreement, Mr. Hood was entitled to a base salary of £145,000 per year, was eligible to receive a discretionary bonus and had the right to participate in the Company’s group pension plan for UK employees. In addition, other than in connection with a termination for cause as specified in the agreement, the Company had to provide Mr. Hood notice in writing three months in advance of any termination of employment. However, the Company could terminate Mr. Hood immediately by paying a sum equal to his gross basic salary (less any deductions) in lieu of this notice period or any remaining part of it. Following the consummation of the Company’s IPO, Mr. Hood’s gross salary increased to $230,000 (to be paid in pound sterling at the then applicable exchange rate). Subject to consummation of the Company’s IPO, Mr. Hood was also be entitled to be paid a one-time cash bonus of $100,000 (subject to the applicable withholding and deductions) payable to Mr. Hood 90 days after the consummation of the Company’s IPO. Mr. Hood was also be entitled to receive an annual stock option award for such number of shares of our Class A common stock that will equal his then applicable annual base salary divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest in three equal annual installments from the date of grant. On January 21, 2022, the Company notified Stephen Hood that his position will be eliminated effective January 21, 2022. Mr. Hood received the following separation payments: £43,750 in lieu of his entitlement to 3 months’ termination notice, £37,019 in lieu of accrued but untaken holiday pay and an £60,000 ex gratia settlement payment which included statutory redundancy as required under the law of England & Wales.

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On April 17, 2023 (but effective as of April 19, 2023), we entered into a Statement of Terms and Conditions of Employment between Motorsport Games Limited (the Company’s UK subsidiary) and Stephen Hood (the “2023 Employment Agreement”) in connection with his appointment as a new Chief Executive Officer (‘CEO”) and President of the Company. Pursuant to the 2023 Employment Agreement, in connection with assuming the duties of CEO, Mr. Hood will receive an annual base salary equal to gross $245,000 per annum as converted into British Pounds Sterling at the prevailing rate. Mr. Hood will be eligible, subject to an approval by the compensation committee of the Board, to receive the following pay increases when the Company’s Market Cap (as defined below) targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

● Above $50 million Market Cap, the CEO’s base salary will be eligible to be increased by the Committee to aggregate gross $300,000 per annum;

● Above $100 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $375,000 per annum

● Above $200 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $440,000 per annum

● Above $300 million Market Cap, the CEO’s base salary will be eligible to increase to $500,000 per annum.

“Market Cap” means the dollar amount equal to the product of (i) the per share closing trading price of the Class A common stock of the Company on Nasdaq Capital Market on the day of determination of the Market Value and (ii) the number of issued and outstanding shares of the Company’s Class A common stock on the day of determination of the Market Value.

Mr. Hood will be eligible to participate in the Company’s applicable UK sub-plan to MSGM’s Incentive Compensation Plan (“ICP”). Furthermore, subject to an approval by the compensation committee of the Board, the Company’s stockholders approving an amendment to the ICP to increase the number of shares of the Company’s Class A common stock to become available for awards under the ICP and the ICP having sufficient number of Class A shares of Common stock available for the awards summarized below (in addition to the annual awards to other employees and independent contractors and awards to the independent directors of the Company), Mr. Hood may be eligible to receive the following bonus payments when the Market Cap targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

● $50 million Market Cap, the CEO will be eligible to receive a one-time cash bonus of $100,000.

● $100 million Market Cap, the CEO will be eligible to receive such number of stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

● $250 million Market Cap, the CEO will be eligible to receive such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

● $300 million Market Cap, the CEO will be eligible to receive (i) such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant) and (ii) a one-time $50,000 cash bonus.

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Incentive Compensation Plan

The Company believes that its ability to grant equity-based awards is a valuable compensation tool that enables the Company to attract, retain, and motivate our employees, consultants, and directors by aligning their financial interests with those of our stockholders. Accordingly, the Board and stockholders adopted the Motorsport Games Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which became effective immediately prior to the consummation of the Company’s IPO. On November 10, 2022, as a result of the reverse stock split of the Company’s outstanding shares of Class A and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), the Company amended and restated the 2021 Plan to reflect, pursuant to the provisions of Section 10.1 of the 2021 Plan, the proportionate adjustment to the number of shares of Company’s Class A Common Stock authorized for issuance under the 2021 Plan from 1,000,000 shares of Class A common stock to 100,000 shares using the same 1-for-10 ratio used to consummate the Reverse Stock Split. In connection with such amendment, pursuant to Section 10.2 of the 2021 Plan, the Board proportionally adjusted the number of shares of Class A Common Stock subject to outstanding plan awards and the exercise price per share of Class A Common Stock of each such award to reflect the impact of the Reverse Stock Split. No other modifications or amendments were made to the 2021 Plan. Such Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan is referred to herein as the “Plan.” This summary is qualified in its entirety by reference to the actual text of the Plan, which is filed as which is filed as Exhibit 10.1 to current report on Form 8-K filed with the Commission on November 10, 2022.

Certain Relationships and Related Transactions

The following are summaries of transactions since January 1, 2022 to which we have been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at December 31, 2023 and 2022, and in which any of our directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), had or will have a direct or indirect material interest.

Relationship with Driven Lifestyle Group LLC (formerly known as Motorsport Network)

On April 1, 2020, the Company entered into a promissory note (the “$12 million Line of Credit”) with the Company’s majority stockholder, Driven Lifestyle Group LLC, that provided the Company with a line of credit of up to $10 million (which was subsequently increased to $12 million pursuant to an amendment executed in November 2020) at an interest rate of 10% per annum, the availability of which is dependent on Driven Lifestyle Group LLC’s available liquidity. The $12 million Line of Credit does not have a stated maturity date and is payable upon demand at any time at the sole and absolute discretion of Driven Lifestyle Group LLC, and any principal and accrued interest owed will be accelerated and become immediately payable in the event the Company consummates certain corporate events, such as a capital reorganization. The Company may prepay the $12 million Line of Credit in whole or in part at any time or from time to time without penalty or charge. In the event the Company or any of its subsidiaries consummates certain corporate events, including any capital reorganization, consolidation, joint venture, spin off, merger or any other business combination or restructuring of any nature, or if certain events of default occur, the entire principal amount and all accrued and unpaid interest will be accelerated and become payable.

On September 8, 2022, the Company entered into a support agreement with Driven Lifestyle Group LLC (the “Support Agreement”) pursuant to which Driven Lifestyle Group LLC issued approximately $3 million (the “September 2022 Cash Advance”) to the Company in accordance with the $12 million Line of Credit. Additionally, the Support Agreement modified the $12 million Line of Credit such that, among other things, until June 30, 2024, Driven Lifestyle Group LLC would not demand repayment of the September 2022 Cash Advance or other advances under the $12 million Line of Credit, unless certain events occurred, as prescribed in the Support Agreement, such as the completion of a new financing arrangement or the Company generates positive cash flows from operations, among others. All principal and accrued interest owed on the $12 million Line of Credit were exchanged for equity following the completion of two debt-for-equity exchange agreements with Driven Lifestyle Group LLC on January 30, 2023 and February 1, 2023, relieving the Company of approximately $3.9 million in owed principal and unpaid interest in exchange for an aggregate of 780,385 shares of the Company’s Class A common stock. There is currently no balance due to Driven Lifestyle Group LLC under the $12 million Line of Credit.

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Backoffice Services Agreement

On January 1, 2020, the Company entered into a three-year services agreement with Driven Lifestyle Group LLC (the “Backoffice Services Agreement”), pursuant to which Driven Lifestyle Group LLC will provide exclusive legal, development and accounting services on a full-time basis to support our business functions. The Backoffice Services Agreement can be extended by mutual agreement and may be terminated by either party at any time. Pursuant to the Backoffice Services Agreement, we are required to pay monthly fees to Driven Lifestyle Group LLC as follows: (i) $5,000 for legal services, (ii) $2,500 for accounting services and (iii) on an hourly, per use basis, from $15 to $30 per hour for development services.

On March 23, 2023 (but effective as of January 1, 2023), we entered into a new Backoffice Services Agreement with Driven Lifestyle Group LLC (the “New Backoffice Services Agreement”), following the expiration of the Services Agreement. Pursuant to the New Backoffice Services Agreement, Driven Lifestyle Group LLC will provide accounting and other back-office services on a full-time basis to support the Company’s business functions. The term of the New Services Agreement is 12 months from the effective date of such agreement. The term will automatically renew for successive 12-month terms unless either party provides written notice of nonrenewal at least 30 days prior to the end of the then-current term. The New Backoffice Services Agreement may be terminated by either party at any time with a 60-day prior notice. Pursuant to the New Backoffice Services Agreement, the Company is required to pay a monthly fee to Driven Lifestyle Group LLC of $17,500.

Debt-For-Equity Exchanges

On January 30, 2023, we entered into a debt-for-equity exchange agreement (the “January 30 Exchange Agreement”) with Driven Lifestyle Group LLC, whereby we issued 338,983 shares (the “Acquired Shares”) of our Class A Common Stock to Driven Lifestyle Group LLC, which amount represents the aggregate number of shares of Class A Common Stock equal to $1,000,000 (the “Discharged Debt”), representing a portion of the Company’s outstanding debt (including the principal and not yet paid interest thereon) under the $12 million Line of Credit, held by Driven Lifestyle Group LLC, divided by the lower of: (i) the Nasdaq Official Closing Price of the Class A Common Stock immediately preceding the signing of the January 30 Exchange Agreement, or (ii) the average Nasdaq Official Closing Price of the Class A Common Stock for the five trading days immediately preceding the signing of the January 30 Exchange Agreement. The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the $12 million Line of Credit. Under the January 30 Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the Securities and Exchange Commission upon demand from Driven Lifestyle Group LLC at any time within 60 days after date on which the transactions contemplated under the January 30 Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The Exchange Agreement also granted certain piggyback registration rights to Driven Lifestyle Group LLC. Prior to the closing of the transactions contemplated under the January 30 Exchange Agreement, Driven Lifestyle Group LLC beneficially owned 700,000 shares of Class A Common Stock, representing approximately 51.51% of the issued and outstanding shares of Class A Common Stock as of January 24, 2023. After the closing of the transactions contemplated under the January 30 Exchange Agreement, Driven Lifestyle Group LLC held approximately 61.19% of the issued and outstanding shares of Class A Common Stock. Driven Lifestyle Group LLC also beneficially owns 700,000 shares of Class B Common Stock of the Company, representing all of the issued and outstanding shares of Class B Common Stock. Based upon the related party nature of the January 30 Exchange Agreement with Driven Lifestyle Group LLC, a special committee of Company’s Board comprised of independent and disinterested directors unanimously approved the terms of the January 30 Exchange Agreement and the transactions contemplated by the January 30 Exchange Agreement and, based on the recommendation of the special committee, the Board unanimously approved the terms of the January 30 Exchange Agreement and the transactions contemplated by the January 30 Exchange Agreement.

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On February 1, 2023, we entered into another debt-for-equity exchange agreement (the “February 1 Exchange Agreement”) with Driven Lifestyle Group LLC, whereby we issued to Driven Lifestyle Group LLC 441,402 shares of Class A Common Stock (the “Acquired Shares”), which amount represents the aggregate number of shares of Class A Common Stock equal to $2,948,565.99 (the “Discharged Debt”), representing the Company’s remaining debt outstanding (including the principal and not yet paid interest thereon) under the $12 million Line of Credit held by Driven Lifestyle Group LLC, divided by $6.68, which is the lower of: (i) the Nasdaq Official Closing Price of the Class A Common Stock immediately preceding the signing of the Exchange Agreement, or (ii) the average Nasdaq Official Closing Price of the Class A Common Stock for the five trading days immediately preceding the signing of the Exchange Agreement. The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the $12 million Line of Credit. Under the February 1 Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the Securities and Exchange Commission upon demand from Driven Lifestyle Group LLC at any time within 60 days after date on which the transactions contemplated under the February 1 Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The February 1 Exchange Agreement also granted certain piggyback registration rights to Driven Lifestyle Group LLC. Prior to the closing of the transactions contemplated under the February 1 Exchange Agreement, Driven Lifestyle Group LLC beneficially owned 1,038,983 shares of Class A Common Stock, representing approximately 61.19% of the issued and outstanding shares of Class A Common Stock as of January 31, 2023. After the closing of the transactions contemplated under the February 1 Exchange Agreement and the Offering described above, Driven Lifestyle Group LLC holds approximately 63.74% of the issued and outstanding shares of Class A Common Stock. Driven Lifestyle Group LLC also beneficially owns 700,000 shares of Class B Common Stock of the Company, representing all of the issued and outstanding shares of Class B Common Stock. Based upon the related party nature of the February 1 Exchange Agreement with Driven Lifestyle Group LLC, a special committee of Company’s Board comprised of independent and disinterested directors unanimously approved the terms of the February 1 Exchange Agreement and the transactions contemplated by the February 1 Exchange Agreement and, based on the recommendation of the special committee, the Board unanimously approved the terms of the February 1 Exchange Agreement and the transactions contemplated by the February 1 Exchange Agreement.

Audit Committee Report

The audit committee of the Board consists of three non-employee directors, John Delta (audit committee chairman), Andrew P. Jacobson and Navtej Singh Sunner. The audit committee operates under a written charter, which is reviewed each year and is available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. The Board has determined that John Delta is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee’s current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Listing Rule 5605(a)(2).

The audit committee monitors and oversees the Company’s accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee’s responsibility is to monitor and oversee these processes.

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The audit committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. In this context, the audit committee discussed with Grant Thornton LLP the results of its audit of the Company’s financial statements for the year ended December 31, 2023.

Specifically, the audit committee has reviewed and discussed with the Company’s management the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm’s independence. During fiscal year 2023, the Company retained its independent registered public accounting firm, Grant Thornton LLP, for the audit of the fiscal year 2023 financial statements and the review of the Company’s 2023 quarterly reports on Form 10-Q.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Commission.

Submitted by the Audit Committee of the Board.

John Delta, Chairman
Andrew P. Jacobson
Navtej Singh Sunner

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PROPOSAL 1

ELECTION OF DIRECTORS

One director, who will constitute the entire Class II of the Board, is to be elected at the annual meeting to hold office until the date of the second annual meeting of stockholders of the Company following the 2024 annual meeting of stockholders and until his successor is elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the person listed below to be nominee for election as director. The nominee is currently serving as a director of the Company. The nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that the nominee will be unavailable for election. However, should the nominee become unavailable, the Board may designate a substitute nominee or authorize, subject to the Nasdaq Listing Rules, a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
John Delta	November 2022

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominee, see “DIRECTORS AND EXECUTIVE OFFICERS.”

Required Vote

The nominee for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed and the Board has affirmed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

Although ratification of the Company’s independent accounting firm by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Grant Thornton LLP, the audit committee may reconsider its selection. No representative of Grant Thornton LLP is expected to be present at the Annual Meeting.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton LLP for the year ended December 31, 2023 and year ended December 31, 2022.

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees (1)	$504,210	$398,725
Audit Related Fees (2)	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$504,210	$398,725

(1) Audit fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of quarterly financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees represent fees reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above.

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Audit Committee Pre-Approval Policy

The audit committee of the Board pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of our independent registered public accounting firm. As such, the engagement of Grant Thornton LLP to render audit services, audit related services and other services was approved by the audit committee in advance of the rendering of the services.

Audit Committee Report

See Audit Committee Report beginning on page 20 of this proxy statement. Such report is incorporated herein by this reference.

Required Vote of Stockholders

Approval of this Proposal 2 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 2. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2025 annual meeting of stockholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137, generally no later than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting (i.e., December 31, 2024) in order to receive consideration for inclusion in the Company’s 2025 proxy materials. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2025 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year’s meeting but not included in the proxy statement must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date.

In addition to satisfying the advance notice provisions of the Company’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company notice that sets forth the information required by Rule 14a-19 under the Exchange Acct postmarked to the Company at its corporate headquarters located at 5972 NE 4th Avenue, Miami, Florida 33137 no later than 60 calendar days prior to the anniversary of this year’s annual meeting date to comply with the SEC’s universal proxy rules.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 5972 NE 4TH AVENUE, MIAMI, FLORIDA 33137.

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motorsport GAMES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46190-P10916 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTORSPORT GAMES INC.

The Board of Directors recommends that you vote FOR the following:

1. Election of Director

Nominee (Class II director)	For	Withhold
1a. John Delta	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V46191-P10916

MOTORSPORT GAMES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 11, 2024

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Stockholders are available at www.proxyvote.com

The undersigned stockholder(s) of Motorsport Games Inc., a Delaware corporation (the "Company"), hereby appoint(s) Stephen Hood and Stanley Beckley, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 11, 2024, at 11:00 am, local time, at 5972 NE 4th Avenue, Miami, Florida 33137 and any adjournment or postponement of that meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side